Exhibit 10.3
FIFTH AMENDED AND RESTATED EXCHANGE AGREEMENT
FIFTH AMENDED AND RESTATED EXCHANGE AGREEMENT (this “Agreement”), dated as of April 1, 2021 (the “Effective Date”), by and among Ares Management Corporation, a Delaware Corporation (the “Issuer”), each Ares Operating Group Entity (as defined below), and each Ares Operating Group Limited Partner (as defined below) from time to time party to this Agreement.
WHEREAS, effective as of August 4, 2015, (a) Ares Holdings TopCo (as defined below) contributed its interests in Ares Holdings LP (as defined below) to its subsidiary, Ares Holdings IntermediateCo (as defined below), (b) Ares Domestic Holdings, Inc., a Delaware corporation (“Ares Domestic TopCo”), contributed its interests in Ares Domestic Holdings L.P., a Delaware limited partnership (“Ares Domestic LP”), to its subsidiary, ADH Holdco LLC, a Delaware limited liability company (“Ares Domestic IntermediateCo”), (c) Ares Offshore TopCo (as defined below) contributed its interests in Ares Offshore LP (as defined below) to its subsidiary, Ares Offshore IntermediateCo (as defined below), (d) Issuer contributed its interests in Ares Investments LP (as defined below) to its subsidiary, Ares Investments IntermediateCo (as defined below), and (e) Ares Real Estate Holdings LLC, a Delaware limited liability company (“Ares Real Estate TopCo”), contributed its interests in Ares Real Estate Holdings L.P., a Delaware limited partnership (“Ares Real Estate LP”), to its subsidiary, AREH Holdco LLC, a Delaware limited liability company (“Ares Real Estate IntermediateCo”);
WHEREAS, effective as of July 1, 2016, (a) Ares Domestic TopCo merged with and into Ares Holdings TopCo, with Ares Holdings TopCo continuing as the surviving entity, (b) Ares Domestic IntermediateCo, a Delaware limited liability company, merged with and into Ares Holdings IntermediateCo, with Ares Holdings IntermediateCo continuing as the surviving entity, (c) Ares Domestic LP merged with and into Ares Holdings LP, with Ares Holdings LP continuing as the surviving entity, (d) Ares Real Estate TopCo distributed 100% of its interests in Ares Real Estate IntermediateCo to Issuer in liquidation, (e) Ares Real Estate IntermediateCo merged with and into Ares Investments IntermediateCo, with Ares Investments IntermediateCo continuing as the surviving entity, and (f) Ares Real Estate LP merged with and into Ares Investments LP, with Ares Investments LP continuing as the surviving entity;
WHEREAS, effective as of April 3, 2017, (a) the Issuer contributed 0.8% of its interest in Ares Investments IntermediateCo to Ares Holdings TopCo, (b) the Issuer contributed 99.2% of its interest in Ares Investments IntermediateCo to Ares Investments TopCo (as defined below) and (c) Ares Holdings TopCo contributed its 0.8% interest in Ares Investments IntermediateCo to Ares Investments TopCo;
WHEREAS, effective as of March 1, 2018, Ares Management, L.P., a Delaware limited partnership (the “Partnership”), elected to be classified as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3(c);
WHEREAS, the right to exchange Ares Operating Group Units set forth in Section 2.1 below, once exercised, represents a several, and not a joint and several, obligation of the Ares Operating Group Entities (on a pro rata basis), and no Ares Operating Group Entity shall have any obligation or right to acquire Ares Operating Group Units issued by another Ares Operating Group Entity;
WHEREAS, effective as of November 26, 2018, the Partnership effected the Conversion (as defined below);

WHEREAS, certain of the parties to this Agreement entered into the Fourth Amended & Restated Exchange Agreement, effective as of November 26, 2018 (the “A&R Agreement”), in connection with the Conversion, on the terms and subject to the conditions set forth therein;
WHEREAS, effective as of April 1, 2021, (a) Ares Holdings TopCo merged with and into Ares Holdings IntermediateCo, with Ares Holdings IntermediateCo continuing as the surviving entity, (b) Ares Offshore TopCo merged with and into Ares Silo Merger Sub LLC (“Merger LLC”), with Merger LLC continuing as the surviving entity, (c) Merger LLC merged with and into Ares Holdings IntermediateCo, with Ares Holdings IntermediateCo continuing as the surviving entity, (d) Ares Investments TopCo merged with and into Ares Investments IntermediateCo, with Ares Investments IntermediateCo continuing as the surviving entity, (e) Ares Investments IntermediateCo merged with and into Ares Holdings IntermediateCo, with Ares Holdings IntermediateCo continuing as the surviving entity, (f) Ares Offshore IntermediateCo merged with and into Ares Holdings IntermediateCo, with Ares Holdings IntermediateCo continuing as the surviving entity, (g) Ares Investments merged with and into Ares Holdings, with Ares Holdings continuing as the surviving entity, and (h) Ares Offshore merged with and into Ares Holdings, with Ares Holdings continuing as the surviving entity (collectively, the “Internal Restructuring”); and
WHEREAS, in connection with the Internal Restructuring, the parties now desire to amend and restate the A&R Agreement as hereinafter set forth.
NOW, THEREFORE, the parties to this Agreement agree as follows:
Article I
DEFINITIONS
1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“A&R Agreement” has the meaning set forth in the recitals.
“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“AOG IntermediateCo Entity” means each of Ares Holdings IntermediateCo and any future entity designated by the Issuer in its discretion as an AOG IntermediateCo Entity for purposes of this Agreement.
“Ares Entity Parties” means, collectively, the Issuer, Ares Holdings IntermediateCo and each of the Ares Operating Group Entities.
“Ares Holdings” means Ares Holdings L.P., a Delaware limited partnership.
“Ares Holdings IntermediateCo” means Ares Holdco LLC, a Delaware limited liability company and the general partner of Ares Holdings, or any successor general partner thereof.

“Ares Holdings LP Agreement” means the limited partnership agreement of Ares Holdings.
“Ares Holdings TopCo” means Ares Holdings Inc., a Delaware corporation.
“Ares Holdings Units” means the “Class A Units” of Ares Holdings issued under the Ares Holdings LP Agreement.
“Ares Investments” means Ares Investments L.P., a Delaware limited partnership.
“Ares Investments IntermediateCo” means AI Holdco LLC, a Delaware limited liability company.
“Ares Investments TopCo” means Ares AI Holdings L.P., a Delaware limited partnership.
“Ares Offshore” means Ares Offshore Delaware Holdings L.P., a Delaware limited partnership.
“Ares Offshore IntermediateCo” means AOF Holdco LLC, a Delaware limited liability company.
“Ares Offshore TopCo” means Ares Offshore Holdings, Ltd., a Cayman Islands exempted company.
“Ares Operating Group Entities” means, collectively, Ares Holdings and any future entity designated by the Issuer in its discretion as an Ares Operating Group Entity for purposes of this Agreement.
“Ares Operating Group Limited Partner” means Ares Owners and each other Person that becomes a limited partner of the Ares Operating Group Entities, including through a Redemption and Exchange Transaction.
“Ares Operating Group Partnership Agreements” means the Ares Holdings LP Agreement and the limited partnership agreement of any future Ares Operating Group Entity.
“Ares Operating Group Unit” means one Ares Holdings Unit and one “Class A Unit” of any future Ares Operating Group Entity.
“Ares Owners” means Ares Owners Holdings L.P., a Delaware limited partnership.
“Ares Owners Partnership Agreement” means the Agreement of Limited Partnership of Ares Owners.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Change of Control” means during any period of two consecutive years following the Effective Date, Continuing Directors cease for any reason to constitute a majority of the directors serving on the Issuer’s board of directors. For purposes of this definition, “Continuing Director” means any director of the Issuer (i) serving on the Issuer’s board of directors at the beginning of the relevant period of two consecutive years referred to in the immediately preceding sentence, or (ii) whose appointment or election to the Issuer’s board of directors by such board, or nomination for election to the Issuer’s board of directors by the stockholders of the Issuer, was approved by a majority of the directors of the Issuer then still serving at the time of such approval who were so serving at the beginning of the relevant period of two consecutive years referred to in the immediately preceding sentence or whose appointment or election or nomination for election was so approved.
“Class A Common Stock” means Class A Common Stock of the Issuer.
“Class A Shares” means shares of Class A Common Stock.
“Co-Founder” means each of Michael J Arougheti, David B. Kaplan, John H. Kissick, Antony P. Ressler and Bennett Rosenthal.
“Code” means the Internal Revenue Code of 1986.
“Common Share” has the meaning set forth in the recitals.
“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Conversion” means the conversion of the Partnership into the Issuer on November 26, 2018, in accordance with the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act;
“Current Market Price” has the meaning set forth in the Issuer Certificate of Incorporation; provided that, with respect to each Ares Operating Group Limited Partner, if, in connection with any Exchange, an Ares Entity Party adopts procedures relating to the sales of Class A Shares acquired by Ares Operating Group Limited Partners (including by engaging or directing an agent or broker to effect sales on behalf of such Persons), “Current Market Price” shall mean the average price per Class A Share received by such exchanging Ares Operating Group Limited Partners, as reasonably determined by the Issuer.
“Effective Date” has the meaning set forth in the preamble.
“Exchange” has the meaning set forth in Section 2.1(a).
“Exchange Counterparty” means the Ares Operating Group Entities, collectively.
“Exchange Rate” means the number of Class A Shares for which an Ares Operating Group Unit is entitled to be exchanged. On the Effective Date, the Exchange Rate shall be 1 for 1, which Exchange Rate shall be subject to modification only as provided in Section 2.4.
“Internal Restructuring” has the meaning set forth in the recitals.
“Issuer” has the meaning set forth in the preamble.

“Issuer Certificate of Incorporation” means the Certificate of Incorporation of the Issuer, effective as of the Effective Date.
“JAMS” has the meaning set forth in Section 3.9(a) of this Agreement.
“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.
“Other Exchange Date” means any date, other than a Quarterly Exchange Date, on which any Person is entitled to request that such Person’s Ares Operating Group Units (including Ares Operating Group Units held, directly or indirectly, through another entity) be redeemed by an Ares Entity Party or any Affiliate thereof in a Redemption and Exchange Transaction pursuant to an agreement with such Ares Entity Party or any Affiliate thereof.
“Partnership” has the meaning set forth in the recitals.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).
“Permitted Transferee” has the meaning set forth in Section 3.1 of this Agreement.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Issuer.
“Quarterly Exchange Date” means, for each Quarter, unless the Issuer cancels such Quarterly Exchange Date pursuant to Section 2.6 hereof, the date that is the latest to occur of: (i) the second Business Day after the date on which the Issuer makes a public news release of its quarterly earnings for the prior Quarter, (ii) the first day of such Quarter on which directors and executive officers of the Issuer are permitted to trade under the applicable polices of the Issuer relating to trading by directors and executive officers or (iii) such other date as the Issuer shall determine in its sole discretion; provided that with respect to clause (iii), the Issuer shall provide the Ares Operating Group Limited Partners with reasonable notice of such date. At least 75 days prior to each Quarterly Exchange Date, the Issuer will provide notice thereof to each Ares Operating Group Limited Partner eligible to Exchange Ares Operating Group Units for Class A Shares on such Quarterly Exchange Date.
“Redemption and Exchange Transaction” means (a) any “Redemption and Exchange Transaction” as defined in the Ares Owners Partnership Agreement and (b) any other similar transaction as defined in any agreement with any Ares Entity Party or Affiliate thereof.
“Sale Transaction” has the meaning set forth in Section 2.6 of this Agreement.
“Securities Act” has the meaning set forth in Section 2.3(a) of this Agreement.
“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Issuer to act as registrar and transfer agent for the Class A Common Stock.
1.2    Interpretation.

(a)    Unless a clear contrary intention appears: (i) the defined terms in this Agreement shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.
(b)    All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
Article II
EXCHANGE OF ARES OPERATING GROUP UNITS

2.1    Exchange of Ares Operating Group Units.

(a)    Subject to adjustment as provided in this Article II and to the provisions of the Ares Operating Group Partnership Agreements, the Issuer Certificate of Incorporation and the Ares Owners Partnership Agreement, each Ares Operating Group Limited Partner shall be entitled, on any Quarterly Exchange Date or Other Exchange Date, to surrender Ares Operating Group Units to the Ares Operating Group Entities in exchange for the delivery by such Ares Operating Group Entities of a number of Class A Shares, in the aggregate, equal to the product of such number of Ares Operating Group Units surrendered multiplied by the Exchange Rate (such exchange, an “Exchange”).
Notwithstanding anything to the contrary in this Agreement, in lieu of delivering Class A Shares with respect to any Ares Operating Group Units subject to an Exchange, the Exchange Counterparty may, in its sole discretion, elect to deliver cash equal to the Current Market Price of the Class A Shares that would otherwise be delivered in such Exchange.
(b)    Notwithstanding anything to the contrary herein, upon the occurrence of a Dissolution Event (as defined in the Ares Operating Group Partnership Agreements) with respect to any Ares Operating Group Entity, each Ares Operating Group Limited Partner shall be entitled, upon the terms and subject to the conditions hereof, to elect to Exchange Ares Operating Group Units for Class A Shares; provided, that any such Exchange pursuant to this sentence shall be effective immediately prior to the effectiveness of the applicable dissolution of such Ares Operating Group Entity (and, for the avoidance of doubt, shall not be effective if such dissolution is not effective).
(c)    Upon surrender of Ares Operating Group Units for Exchange, all rights of the exchanging Ares Operating Group Limited Partner as holder of such Ares Operating Group Units shall cease, and, unless the Exchange Counterparty elects to deliver cash to such exchanging Ares Operating Group Limited Partner in lieu of consummating an Exchange, such exchanging Ares Operating Group Limited Partner shall be treated for all purposes as having become the Record Holder (as defined in the Issuer Certificate of Incorporation) of such Class A Shares. If the Exchange Counterparty elects to deliver cash to such exchanging Ares Operating Group Limited Partner in lieu of consummating an Exchange, such Ares Operating Group Limited Partner shall continue to own all Ares Operating Group Units subject to the Exchange, and shall still be treated as an Ares Operating Group Limited Partner with respect to such Ares Operating Group Units for all purposes under the relevant Ares Operating Group Partnership Agreements, until the Exchange Counterparty delivers such amount of cash to such Ares Operating Group Limited Partner.
(d)    Where an Ares Operating Group Limited Partner has exercised its right to effect an Exchange, the AOG IntermediateCo Entities, or, in each case, their respective designees, shall have a superseding right to acquire interests in their respective Ares Operating Group Entities for (i) an amount of Class A Shares equal to the amount of Class A Shares that would be received pursuant to such Exchange or (ii) an amount of cash equal to the Current Market Price of the Class A Shares that would otherwise be delivered in such Exchange.
(e)    The number of Class A Shares (or the amount of cash in lieu thereof) delivered to each exchanging Ares Operating Group Limited Partner in an Exchange by each of the Ares Operating Group Entities or pursuant to Section 2.1(d) shall be determined based on the relative fair market values of each of the Ares Operating Group Entities.
2.2    Exchange Procedures.
(a)    An Ares Operating Group Limited Partner may exercise the right to exchange Ares Operating Group Units by providing a written notice of exchange at least 60 days prior to the applicable Quarterly Exchange Date or Other Exchange Date (or if such Ares Operating Group Limited Partner or a partner in Ares Owners may deliver notice of a Redemption and Exchange Transaction no later than five Business Days prior to such Redemption and Exchange Transaction (including pursuant to Section 10.3(c)(iii) of the Ares Owners Partnership Agreement), at least three days prior to the applicable Quarterly Exchange Date or Other Exchange Date) to the Exchanging Counterparty substantially in the form of Exhibit A hereto, duly executed by such holder or such holder’s duly authorized attorney in respect of the Ares Operating Group Units to be exchanged, in each case, delivered during normal business hours at the principal executive offices of the Exchange Counterparty; provided that Ares Owners may exercise any such right, and deliver any such written notice, with respect to Ares Operating Group Units to be transferred to one or more partners of Ares Owners.

(b)    As promptly as practicable following the surrender for exchange of the Ares Operating Group Units in the manner provided in this Article II, unless the Exchange Counterparty elects to deliver cash to such exchanging Ares Operating Group Limited Partner in lieu of consummating an Exchange, the Exchange Counterparty shall deliver or cause to be delivered at the offices of the then-acting Transfer Agent or, if there is no then-acting Transfer Agent, at the principal executive offices of the Issuer, the number of Class A Shares issuable upon such Exchange, registered in the name of such exchanging Ares Operating Group Limited Partner, or its nominee. If the Class A Shares are settled through the facilities of The Depository Trust Company, the Exchange Counterparty will, subject to Section 2.2(c) below, upon the written instruction of the exchanging Ares Operating Group Limited Partner deliver the Class A Shares deliverable to such exchanging Ares Operating Group Limited Partner, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Ares Operating Group Limited Partner. The Issuer shall take such actions as may be required to ensure the performance by the Ares Operating Group Entities of their respective obligations under this Article II, including causing the issuance and sale of Class A Shares to or for the account of the Ares Operating Group Entities in exchange for the delivery to the Issuer of a number of Ares Operating Group Units that is equal to the number of Ares Operating Group Units surrendered by an exchanging Ares Operating Group Limited Partner.
(c)    The Ares Operating Group Entities, on the one hand, and each exchanging Ares Operating Group Limited Partner, on the other hand, shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Ares Operating Group Entities shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any such Exchange; provided that if any Class A Shares are to be delivered in a name other than that of the exchanging Ares Operating Group Limited Partner that requested such Exchange (other than in the name of The Depository Trust Company or its nominee), then such Ares Operating Group Limited Partner or the Person in whose name such Class A Shares are to be delivered shall pay to the Ares Operating Group Entities the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Ares Operating Group Entities that such tax has been paid or is not payable.
(d)    The Ares Operating Group Entities may adopt reasonable procedures for the implementation of the exchange, sale or redemption provisions set forth in this Article II, including procedures for the giving of notice of an election for exchange. An Ares Operating Group Limited Partner may not revoke a notice of exchange delivered pursuant to Section 2.2(a) above without the consent of the Exchange Counterparty which consent may be provided or withheld, or made subject to such conditions, limitations or restrictions, as determined by the Exchange Counterparty in its sole discretion. Nothing in this Agreement shall obligate the Exchange Counterparty to treat any Ares Operating Group Limited Partners alike, whether or not such Ares Operating Group Limited Partners are similarly situated, and the exercise of any power or discretion by the Exchange Counterparty in the case of any Ares Operating Group Limited Partner shall not create any obligation on the part of the Issuer to take any similar action in the case of any other Ares Operating Group Limited Partner, it being understood that any power or discretion conferred upon the Exchange Counterparty shall be treated as having been so conferred as to each Ares Operating Group Limited Partner separately.

2.3    Limitations on Exchanges. Notwithstanding anything to the contrary, an Ares Operating Group Limited Partner shall not be entitled to Exchange Ares Operating Group Units and the Exchange Counterparty shall have the right to refuse to honor any request for Exchange of Ares Operating Group Units, at any time or during any period if the Exchange Counterparty shall reasonably and in good faith determine that such Exchange:
(a)    would be prohibited by law or regulation (including the unavailability of any requisite registration statement filed under the Securities Act of 1933 (the “Securities Act”) or any exemption from the registration requirements thereunder),
(b)    would cause the Issuer to violate Section 7.06 of the Issuer Certificate of Incorporation, or
(c)    would otherwise not be permitted under any other agreements with the Issuer, any of its subsidiaries or Ares Owners to which such exchanging Ares Operating Group Limited Partner may be party (including the Ares Operating Group Partnership Agreements, the Ares Owners Partnership Agreement and any applicable registration rights agreements) or any written policies of the Issuer related to unlawful or inappropriate trading applicable to its directors, board observers, officers or other personnel.
2.4    Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Ares Operating Group Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any share split, share distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Ares Operating Group Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any Exchange, an exchanging Ares Operating Group Limited Partner shall be entitled to receive the amount of such security, securities or other property that such exchanging Ares Operating Group Limited Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the Exchange of any Ares Operating Group Unit.
2.5    Class A Common Stock to be Issued.
(a)    The Issuer and the Ares Operating Group Entities covenant that all Class A Shares issued upon an Exchange will be validly issued and shall be transferred free and clear of any Liens, other than restrictions provided in the Issuer Certificate of Incorporation or pursuant to the Securities Act or any applicable state securities laws. Nothing contained in this Agreement shall be construed to preclude the Issuer or Ares Operating Group Entities from satisfying their obligations in respect of the exchange of the Ares Operating Group Units by delivery of Class A

Shares which are held in the treasury of the Issuer or the Ares Operating Group Entities or any of their respective subsidiaries.
(b)    The Issuer and the Ares Operating Group Entities covenant and agree that, if a registration statement under the Securities Act is effective and available for Class A Shares to be delivered with respect to any Exchange, Class A Shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. If any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the exchanging Ares Operating Group Limited Partners requesting such Exchange, the Issuer and the Ares Operating Group Entities shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Issuer shall use commercially reasonable efforts to list the Class A Shares required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Shares may be listed or traded at the time of such delivery.
(c)    Class A Shares issued upon an Exchange may contain such legends regarding restrictions under the Securities Act or any applicable state securities laws as the Issuer in good faith determines to be necessary or advisable in order to ensure compliance with such laws.
2.6    Subsequent Offerings. The Issuer may from time to time cancel any Quarterly Exchange Date in a fiscal year and in lieu thereof, and in connection with one or more offerings of Class A Common Stock, provide the opportunity for Ares Operating Group Limited Partners to sell their Ares Operating Group Units to the Issuer, the Ares Operating Group Entities or any of their respective subsidiaries in the same fiscal year (a “Sale Transaction”) for a cash amount per Ares Operating Group Unit equal to the net cash proceeds per Class A Share, as reasonably determined by the Issuer, received pursuant to any such offerings of Class A Common Stock. An Ares Operating Group Limited Partner selling Ares Operating Group Units in connection with a Sale Transaction must provide notice to the Issuer at least 30 days prior to the cash settlement of such Sale Transaction in respect of the Ares Operating Group Units to be sold, in each case delivered during normal business hours at the principal executive offices of the Issuer. For the avoidance of doubt, the total aggregate number of Quarterly Exchange Dates and Sale Transactions occurring during any fiscal year of the Issuer shall not exceed four.
2.7    Waiting Period. The consummation of any Exchange pursuant to this Agreement shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Article III
GENERAL PROVISIONS

3.1    Additional Ares Operating Group Limited Partners. If an Ares Operating Group Limited Partner validly transfers any or all of such holder’s Ares Operating Group Units to another Person in a transaction in accordance with, and not in contravention of, the Ares Operating Group Partnership Agreements or any other agreement or agreements with the Issuer or any of its subsidiaries to which a transferring Ares Operating Group Limited Partner may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an Ares Operating Group Limited Partner hereunder. If the Ares Operating Group Entities issue Ares Operating Group Units in the future, the Ares Operating Group Entities shall be entitled, in their sole discretion, to make any holder of such Ares Operating Group Units an Ares Operating Group Limited Partner hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.
3.2    Amendment.
(a)    The provisions of this Agreement may be amended by the affirmative vote or written consent of the Ares Operating Group Entities and the Issuer and, after a Change of Control, the holders of at least a majority of the Percentage Interests (as such term is defined in the Ares Operating Group Partnership Agreements) of the Ares Operating Group Units (excluding Ares Operating Group Units held by the Issuer or any direct or indirect wholly owned subsidiary thereof); provided that any amendment of this Agreement that is materially adverse to Ares Owners or any Co-Founder (or its affiliates) shall not be effective with respect to Ares Owners or such Co-Founder (or its affiliates), as the case may be, unless the prior written consent of Ares Owners or such Co-Founder (or its affiliates), as the case may be, has been obtained.
(b)    Each Ares Operating Group Limited Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or written consent of less than all of the Ares Operating Group Limited Partners, such action may be so taken upon the concurrence of less than all of the Ares Operating Group Limited Partners and each Ares Operating Group Limited Partner shall be bound by the results of such action.
3.3    Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.3):
(a)    If to any Ares Entity Party, to:
2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067
Attention: General Counsel, with a copy to
Global Head of Tax
Fax: (310) 201-4141
Electronic Mail: list_exchangenotice@aresmgmt.com

(b)    If to any Ares Operating Group Limited Partner, to:
2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Attention: General Counsel, with a copy to
Global Head of Tax Fax: (310) 201-4141
Electronic Mail: list_exchangenotice@aresmgmt.com

The Issuer shall forward any such communication to the applicable Ares Operating Group Limited Partner’s address, email address or facsimile number as shown in the books and records of the Ares Operating Group Entities.
3.4    Further Action. The parties shall execute and deliver all documents (including tax forms), provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, in each case, as may be requested by the Issuer or any Ares Operating Group Entity, including executing such sale, purchase or redemption agreements as may be reasonably requested by an Ares Entity Party to effect the transactions contemplated herein.
3.5    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any estate, trust, partnership or limited liability company or other similar entity of which any such Person is a trustee, partner, member or similar party which is or becomes a party hereto.
3.6    Governing Law; Separability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-law principles. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.
3.7    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Each party hereto agrees, represents, and warrants that (a) each such party hereto and such party’s independent counsel have reviewed this Agreement; and (b) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.
3.8    Waiver. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party or parties against whom the waiver is to be effective. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition. Nothing in this Agreement shall obligate the Issuer or any Ares Operating Group Entity to treat any Ares Operating Group Limited Partners alike, whether or not such Ares Operating Group Limited Partners are similarly situated, and the exercise of any power or discretion by the Issuer or any Ares Operating Group Entity in the case of any one Ares Operating Group Limited Partner shall not create any obligation on the part of the Issuer or any Ares Operating Group Entity to take any similar action in the case of any other Ares Operating Group Limited Partner, it being understood that any power or discretion conferred upon the Issuer or any Ares Operating Group Entity shall be treated as having been so conferred as to each Ares Operating Group Limited Partner separately.
3.9    Dispute Resolution.

(a)    The exclusive remedy for determining any and all disputes, claims or causes of action, in law or equity, arising out of or related to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, will, to the fullest extent permitted by law, be determined by final, binding and confidential arbitration in Los Angeles, California, before one arbitrator, conducted by the Judicial Arbitration and Mediation Services/Endispute, Inc. (“JAMS”), or its successor. Disputes shall be resolved in accordance with the Federal Arbitration Act, 9 U.S.C. §§1–16, and JAMS’ Comprehensive Arbitration Rules and Procedures then in effect. The arbitrator will have the same, but no greater, remedial authority than would a court of law and shall issue a written decision including the arbitrator’s essential findings and conclusions and a statement of the award. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The prevailing party in any such arbitration proceeding, as determined by the arbitrator, or in any proceeding to enforce the arbitration award, will be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses and attorneys’ fees. If no party entirely prevails in such arbitration or proceeding, the arbitrator or court shall apportion an award of such fees based on the relative success of each party. In the event of a conflict between this provision and any provision in the applicable rules of JAMS, the provisions of this Agreement will prevail.
(b)    The parties agree that (i) irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof, (ii) the provisions of Section 3.9(a) shall not preclude any party from obtaining provisional relief, including injunctive relief, from a court of appropriate jurisdiction to protect its rights under this Agreement, and (iii) the parties shall be entitled to seek an injunction to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions thereof in accordance with the provisions of this Section 3.9(b), in addition to any other remedy to which they are entitled at law or in equity. No party seeking relief under this Section 3.9(b) shall be required to post a bond or prove special damages. Each party agrees and consents to personal jurisdiction, service of process and venue in any federal or state court within the State of California, County of Los Angeles, in connection with any action brought in connection with a request for any such provisional or injunctive relief, and in connection with any action to enforce this arbitration clause or an award in arbitration and agrees not to assert, by way of motion, as a defense or otherwise, that any action brought in any such court should be dismissed on grounds of forum non conveniens. Each party to this Agreement consents to mailing of process or other papers in connection with any such arbitration or action by certified mail.
3.10    Counterparts. This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which shall be an original and all of which together shall constitute a single instrument.
3.11    Tax Treatment. If this Agreement imposes obligations upon a particular Ares Operating Group Entity, this Agreement shall be treated as part of the relevant Ares Operating Group Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. The parties shall report for U.S. federal and applicable state income tax purposes any Exchange consummated hereunder as a taxable sale of Ares Operating Group Units in such Ares Operating Group Entities by an Ares Operating Group Limited Partner to the Issuer. No party shall take a contrary position with respect to the tax treatment described in this Section 3.11 on any income tax return, amendment thereof or communication with a taxing authority.

3.12    Independent Nature of Holdings Unitholders’ Rights and Obligations. The obligations of each Ares Operating Group Limited Partner hereunder are several and not joint with the obligations of any other Ares Operating Group Limited Partner, and no Ares Operating Group Limited Partner shall be responsible in any way for the performance of the obligations of any other Ares Operating Group Limited Partner hereunder. The decision of each Ares Operating Group Limited Partner to enter into to this Agreement has been made by such Ares Operating Group Limited Partner independently of any other Ares Operating Group Limited Partner. Nothing contained herein, and no action taken by any Ares Operating Group Limited Partner pursuant hereto, shall be deemed to constitute the Ares Operating Group Limited Partners as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Ares Operating Group Limited Partners are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Issuer acknowledges that the Ares Operating Group Limited Partners are not acting in concert or as a group, and the Issuer will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.
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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first set forth above.

ARES HOLDCO LLC,

By: Ares Management Corporation,
its Sole Member

By:	/s/Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory

ARES HOLDINGS L.P,

By:Ares Holdco LLC,
its General Partner

By: Ares Management Corporation,
its Sole Member

By:	/s/Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory

ARES MANAGEMENT CORPORATION,

By:	/s/Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory

ARES OWNERS HOLDINGS L.P.,

By: Ares Partners Holdco LLC,
its General Partner

By:	/s/Anton Feingold
Name:	Anton Feingold
Title:	Authorized Signatory

EXHIBIT A
[FORM OF]
NOTICE OF EXCHANGE
Ares Management Corporation
Ares Holdings L.P.

2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Attention: General Counsel
Fax: (310) 201-4141
Electronic Mail: list_exchangenotice@aresmgmt.com

Reference is hereby made to the Fifth Amended and Restated Exchange Agreement, dated as of April 1, 2021 (the “Exchange Agreement”), among Ares Holdco LLC, Ares Holdings L.P., Ares Management Corporation and each Ares Operating Group Limited Partner (as defined in the Exchange Agreement) from time to time party to the Exchange Agreement, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.
The undersigned Ares Operating Group Limited Partner desires to exchange the number of Ares Operating Group Units set forth below in the form of an Exchange to be issued in its name as set forth below.
Legal Name of Ares Operating Group Limited Partner:
Address:
Number of Ares Operating Group Units to be exchanged:
The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned; (iii) the Ares Operating Group Units subject to this Notice of Exchange will be transferred to the Ares Operating Group Entities free and clear of any Liens, other than restrictions provided in the Ares Operating Group Partnership Agreement or pursuant to the Securities Act or any applicable state securities laws; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Ares Operating Group Units subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Ares Operating Group Units to the Ares Operating Group Entities.
The undersigned hereby irrevocably constitutes and appoints any officer of each Ares Entity Party as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Ares Operating Group Units subject to this Notice of Exchange on the books of the Ares Operating Group Entities for Class A Shares on the books of the Issuer.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney as of                .

By:
Name:
Title:

EXHIBIT B
[FORM OF]
JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Fifth Amended and Restated Exchange Agreement, dated as of April 1, 2021 (the “Agreement”), among Ares Holdco LLC, Ares Holdings L.P., Ares Management Corporation and each Ares Operating Group Limited Partner (as defined in the Agreement) from time to time party to the Agreement, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its conflict-of-law principles. If there is a conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.
The undersigned hereby joins and enters into the Agreement having acquired Ares Operating Group Units in the Ares Operating Group Entities. By signing and returning this Joinder Agreement to the Issuer and the Ares Operating Group Entities, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an Ares Operating Group Limited Partner contained in the Agreement, with all attendant rights, duties and obligations of an Ares Operating Group Limited Partner thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Issuer and by the Ares Operating Group Entities, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:

Attention:

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be executed as of                     .

By:
Name:
Title: